Exhibit  23.1



Independent  Auditors'  Consent


We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404
and No. 333-94945 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8, in Registration Statement No. 333-85967 and No. 333-57508 of Weingarten Realty Investors on Form S-3 of our report dated June 6, 2001, relating to the Statement of Revenue and Certain Expenses of the Golden State Portfolio for the year ended December 31, 2000, included in this report on Form 8-K/A of Weingarten Realty Investors.


Deloitte  &  Touche  LLP
Houston,  Texas


June  6,  2001